Exhibit 10.1

SEPARATION AGREEMENT AND FULL MUTUAL RELEASE OF ALL CLAIMS

This Separation Agreement and Release (“Agreement”) is entered into by and between American Apparel, Inc. (“Parent”), American Apparel (USA), LLC, American Apparel Retail, Inc. and/or its subsidiaries and affiliates wherever situated worldwide (collectively “American Apparel” or “Company”), on the one hand, and ADRIAN KOWALEWSKI (“Executive”), on the other hand (collectively “the Parties”).

1.         SEPARATION FROM AMERICAN APPAREL

The Parties’ employment relationship shall terminate effective October 7, 2011 (hereinafter, the “Separation Date”).  By executing this Agreement, Executive hereby resigns, effective as of the Separation Date, from (i) the Board of Directors (the “Board”) of Parent and all committees of the Board on which he serves, (ii) his position as Executive Vice President, Corporate Strategy of Parent and (iii) all positions as a director, officer, employee or otherwise, and any positions on the board of directors, other governing body or any committee thereof, of any subsidiary or affiliated entity of Company.  Executive agrees he shall execute any and all other documents necessary to effect such resignations.

2.         PAYMENTS; CONSIDERATION

In addition, in consideration of the terms, representations, promises, waivers and releases contained in this Agreement, Company will provide Executive with the following benefits, conditioned upon Executive’s execution and return to Company of this Agreement:

a.         Accrued Salary.  Upon the Separation Date, or as soon as practicable thereafter (to the extent permitted by applicable law), Executive will receive from American Apparel (i) any unpaid base salary accrued up to and including the Separation Date, and (ii) any unreimbursed business expenses up to and including the Separation Date to which Executive is entitled to reimbursement under Company’s expense reimbursement policy.

b.         Acceleration of Vesting.  The unvested portion of the restricted stock award granted to Executive pursuant to the Restricted Stock Award Agreement, dated November 26, 2010 (the “Award”) (which unvested portion equals 1,066,666 shares as of the Separation Date), shall become fully vested and non-forfeitable in three installments as follows (provided that if the vesting date for an installment is not a business day, the vesting shall occur on the immediately succeeding business day):  one-third of such shares (355,556 shares) on the Separation Date, one-third of such shares (355,555 shares) on the 10th day following the Separation Date and one-third of such shares (355,555 shares) on the 20th day following the

Mr. A. KOWALEWSKI
Separation Agreement & Full Mutual Release of All Claims
October 7, 2011

Separation Date.  Within ten days following the vesting of each installment of such shares, Company shall deliver to Executive a number of shares of Parent’s common stock equal to the number of shares in such installment, less the number of shares withheld by Company to satisfy tax withholding requirements for such installment.  Company hereby waives its rights under Section 8(b)(i) of the American Apparel, Inc. 2007 Performance Equity Plan Restricted Stock Award Agreement entered into as of November 26, 2010, between Company and Executive regarding Executive accepting employment with any competitor within 12 months of termination of employment.

3.         ACKNOWLEDGEMENT OF NO PENDING CLAIMS

OTHER THAN FOR PAYMENTS AND BENEFITS DUE TO EXECUTIVE HEREUNDER FROM COMPANY, Company and Executive both acknowledge that they do not have any pending claims of any nature whatsoever against the other.  Accordingly, Executive hereby acknowledges that he has no pending claims against Company or any Company Agent (as defined below), including, but not limited to, any claims for any wages (including any claim(s) for overtime pay), wrongful termination, constructive discharge, harassment or discrimination based on sex, gender, age, race, national origin, disability, or any other characteristic protected by federal, state, or any other applicable law, or any claims that may be brought under the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990,  the Family and Medical Leave Act, the California Family Rights Act, or the California Fair Employment and Housing Act, or any other claim not specifically named or mentioned herein.  Accordingly, Company hereby acknowledges that it has no pending claims against Executive, including, but not limited to, any claims relating to Executive’s employment or engagement by the Company for any reason whatsoever, past, present or future, known or unknown.  As used herein, “Company Agent” means any of Company’s parent corporations, successor entities, present and/or former subsidiaries, divisions, and affiliated entities, and any of their present and/or former stockholders, directors, officers, employees, attorneys, agents and representatives.

THE PARTIES UNEQUIVOCALLY CERTIFY THAT THEY HAVE NO PENDING CLAIMS AGAINST THE OTHER WHATSOEVER, AND THIS AGREEMENT SERVES AS FURTHER PROOF THAT:

a.         EXECUTIVE HARBORS NO PAST, PRESENT OR FUTURE CLAIMS OF ANY NATURE WHATSOEVER INCLUDING THOSE NAMED ABOVE AGAINST COMPANY; AND

b.         COMPANY HARBORS NO PAST, PRESENT OR FUTURE CLAIMS OF ANY NATURE WHATSOEVER INCLUDING THOSE NAMED ABOVE AGAINST EXECUTIVE.

4.         FULL MUTUAL RELEASE

Mr. A. KOWALEWSKI
Separation Agreement & Full Mutual Release of All Claims
October 7, 2011

In exchange for the payments and other consideration provided in Paragraph 2 of this Agreement, Executive, on behalf of himself, his heirs, executors, and assigns (which for purposes of this Paragraph 4 shall be referred to collectively as “Executive”) and Company on behalf of itself, and its affiliates, subsidiaries, assigns and administrators hereby settle and release and forever discharge each other from any and all claims, actions, causes of action, charges, and complaints of any nature whatsoever past, present and future, known or unknown  (collectively, “Claims”).  Subject to Company complying with the terms hereof as to consideration due to Executive by Company, Executive hereby settles and releases and forever discharges Company and Company’s Agents from any and all Claims which Executive has, or claims to have, against Company and/or Company’s Agents, whether known or unknown, because of any alleged conduct, acts, or omissions, or any transaction whatsoever from the beginning of time to the date of the execution of this Agreement.

It is intended that the Claims Executive is settling and releasing through this Agreement include, but are not limited to, Claims of wages (including any Claim(s) for vacation or overtime pay), discrimination or harassment on account of race, color, religion, gender, sex, sexual orientation, sexual identity, age, citizenship, national origin, mental or physical disability, medical condition, genetic characteristic, marital status, participation in a registered domestic partnership, pregnancy, veteran status, or any other discrimination or harassment prohibited by any federal, state or local law, ordinance, regulation or order (including, but not limited to, Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act; the Civil Rights Act of 1866, the Civil Rights Act of 1991; the Equal Pay Act; and the California Fair Employment and Housing Act), for wages, vacation pay, benefits, penalties, breach of contract, wrongful termination of employment, breach of the covenant of good faith and fair dealing, any statutory or non-statutory tort or contractual Claim, Claims that may be brought under California law, including the California Fair Employment and Housing Act, and any Claim of a violation of any applicable federal, state, municipal, local statute or ordinance, and all similar state laws relating to wages, benefits, or harassment or discrimination in employment, and further including any regulation of an administrative agency or government authority, relating to wages, benefits, discrimination or harassment in employment, or any other Claim not named or mentioned herein.

Executive understands that nothing in this Agreement shall be construed to prohibit him from filing a charge with, or participating in any investigation or proceeding conducted by, the EEOC, National Labor Relations Board, and/or any federal, state or local agency.  Notwithstanding the foregoing, Executive hereby waives any and all rights to recover monetary damages in any charge, complaint, or lawsuit filed by him or by anyone else on his behalf based on events occurring prior to the date of this Agreement.  Executive further understands that this Agreement does not release: (1) any Claim for vested benefits under any ERISA plan; (2) any claim that this Agreement has been breached; (3) any Claim that cannot be released by private agreement, including, but not limited to, Claims for benefits for occupational injury or illness under California workers' compensation law or Claims for unemployment insurance benefits; or (4) any rights to indemnification Executive may have under Company’s certificate of incorporation, bylaws, or the Indemnification Agreement entered into between Executive and

Mr. A. KOWALEWSKI
Separation Agreement & Full Mutual Release of All Claims
October 7, 2011

Company and any rights Executive may have under any applicable directors and officers insurance policies maintained by Company.  Further, Executive understands that nothing herein prohibits him from bringing Claims against Company based on events that occur after the date of this Agreement.

It is understood and agreed that all rights under California Civil Code Section 1542, or any other applicable state law which contain similar provisions to California Civil Code Section 1542, are hereby expressly waived by Executive and Company. This Section provides that:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

BOTH PARTIES UNEQUIVOCALLY CERTIFY THAT THEY COMPLETELY RELEASE EITHER PARTY OF ANY AND ALL PENDING CLAIMS AGAINST EITHER PARTY FOREVER AND THIS AGREEMENT SERVES AS FURTHER PROOF THAT NEITHER COMPANY NOR EXECUTIVE HARBOR PAST, PRESENT OR FUTURE CLAIMS OF ANY NATURE WHATSOEVER INCLUDING THOSE NAMED ABOVE.

5.         MUTUAL NON-ADMISSION OF LIABILITY

Both Parties understand that this Agreement and the consideration provided hereunder shall not, at any time, for any purpose, be construed as an admission by the Parties or their agents of any liability, obligation or responsibility to the other Party, and that the Parties and their agents deny any liability, obligation or responsibility to the other.

6.         CONFIDENTIALITY

Executive acknowledges and agrees that all facts, communications, dealings and events acquired, learned, experienced, and/or participated in during, and in relation with, Executive’s employment with Company, including the facts and circumstances surrounding Executive’s employment by Company and the existence, terms, conditions, and negotiation of this Agreement (the foregoing, collectively, “Confidential Information”) are strictly confidential.  Confidential Information also includes American Apparel’s trade secrets and other proprietary business information as well as personal or private information relating to any of American Apparel's directors, officers or employees.  To the fullest extent permitted by law, Executive agrees not to use, disclose or cause to be disclosed in any manner or by an means, directly or indirectly, at any time for any purpose any Confidential Information to any person or entity, including, but not limited to, the media, internet blogs, social networks, and/or any former, current, or prospective employee of Company.  Both Parties acknowledge that a breach of this paragraph shall constitute a material breach of this Agreement which shall cause either

Mr. A. KOWALEWSKI
Separation Agreement & Full Mutual Release of All Claims
October 7, 2011

party irreparable harm.  As such, both Parties acknowledge and agree that in the event of any breach of this paragraph, Company shall have the right to immediately seek legal and equitable remedies thereto, in addition to all other remedies Company may seek a temporary and permanent restraining order for the enforcement of this paragraph.

7.         MUTUAL NON-DISPARAGEMENT

Both Company and Executive hereby agree not to, in any medium (whether in writing or orally) to any person or entity at any time issue, circulate, publish or utter any false, defamatory, disparaging, maligning or criticizing statements, remarks or rumors about, or any statements, remarks or rumors reflecting adversely or unfavorably on either party, or Company’s products, services, finances, financial conditions, capabilities or any other aspect of the business of the Company, in each case, whether respect to its past or present activities.  As such, Company and Executive shall not make any negative or disparaging statements about either Party, or Executive’s employment with, or separation from employment with Company, or do anything that damages Company or Executive’s or any of its and/or their services, reputation, financial status, or business relationships.  Furthermore, Executive agrees that he will not make, directly or indirectly, any defamatory or disparaging oral or written statements regarding the Company or its affiliates, owners, officers, stockholders, directors, agents, or employees, whether to any current or prospective donor, customer, or vendor of the Company, the press or any other media, any other business entity or third party, or any current employee of the Company. Similarly, Company agrees that it will not make, directly or indirectly, any defamatory or disparaging oral or written statements regarding the Executive, to any person whatsoever.  This Paragraph 7 shall not restrict American Apparel’s or Executive’s ability to make any truthful statements as may be required by law or regulation, including in American Apparel’s public filings with the U.S. Securities and Exchange Commission and any other filings or communications under the securities laws or the rules and regulations of the NYSE Amex (or any other securities exchange) or the Financial Industry Regulatory Authority, Inc.

8.         ARBITRATION

a.         Agreement to Arbitrate:  Executive and Company hereby agree that any claim or dispute between Executive and Company and/or any of Company’s parent corporations, successor entities, present and/or former subsidiaries, divisions, and affiliated entities, as well as each of their present and/or former stockholders, directors, officers, employees, attorneys, agents and representatives (“Company’s Agents”) arising out of or related to this Agreement or otherwise relating in any way to Executive’s employment with, or termination from, American Apparel shall be determined exclusively by binding arbitration in the State of California as provided in this Paragraph 7.  Executive and Company hereby covenant not to file a lawsuit against each other in contravention of this arbitration agreement and both Parties understand that by using binding arbitration to resolve disputes, they are voluntarily giving up any right they may have to a judge or jury trial.  However, Executive’s agreement to arbitrate is not intended to limit Executive’s right to file claims with any administrative agency.

Mr. A. KOWALEWSKI
Separation Agreement & Full Mutual Release of All Claims
October 7, 2011

b.         Remedies; Independent Representation:  The Parties shall be entitled to all of the same remedies in arbitration as available for comparable actions in a court of law.  The Parties shall be entitled to be represented by independent counsel of their choosing.

c.         Confidentiality:  Company and Executive hereby agree that any arbitration proceedings initiated hereunder shall be kept in the strictest of confidence, meaning that Company and Executive hereby agree not to file any lawsuit in contravention of this Paragraph 8, or otherwise disclose or cause to be disclosed to the media the dispute(s) to be arbitrated hereunder, or any of the underlying facts and circumstances relating to such dispute(s).  All pleadings, discovery, recorded proceedings, deposition transcripts and videos, declarations, hearing transcripts, and all other documents submitted and/or generated during arbitration (“Arbitration Documents”) shall be kept strictly confidential and shall not, under any circumstances, be disclosed to the media.

Executive and Company further agree not to disparage each other in public or online on blogs or any other similar media concerning their dispute. Executive and Company further agree not to speak with reporters or anyone from the media, or make any public statements, regarding any dispute that may arise between them.

Executive and Company acknowledge that their breach of this paragraph shall constitute a material breach of this Agreement which shall cause the non-breaching party irreparable harm.  As such, the Parties agree that in the event of any breach of this paragraph, the non-breaching party shall have the right to immediately seek, in addition to all other remedies, a temporary and permanent restraining order for the enforcement of this paragraph.

d.         Selection of Arbitrator:  The Parties agree that they will select a neutral arbitrator by mutual Agreement.  If the Parties are unable to agree on a neutral arbitrator, the Parties shall obtain a list of arbitrators from the Judicial Arbitration and Mediation Service or any other reputable dispute resolution organization.  Executive and Company will alternately strike names from the list, with Executive striking the first name, until only one name remains. The remaining person shall be the arbitrator.

e.         Applicable Law and Procedure:  The arbitrator shall apply California and/or federal substantive law to determine issues of liability and damages regarding all claims to be arbitrated.  The Parties shall be entitled to conduct reasonable discovery, including conducting depositions, requesting documents and requesting responses to interrogatories, all in conformance with the California Code of Civil Procedure.  The California Code of Civil Procedure shall govern all procedural and discovery issues between the Parties, including motions for summary disposition.

The arbitrator shall prepare a written decision and award which includes factual findings and the reasons upon which the decision is based.  The arbitrator shall be permitted to award

Mr. A. KOWALEWSKI
Separation Agreement & Full Mutual Release of All Claims
October 7, 2011

only those remedies in law or equity which are requested by the Parties and allowed by law.  Judgment upon the award rendered by the arbitrator may be entered in any court having proper jurisdiction.

f.         Costs of Arbitration:  The cost of the arbitrator and other incidental costs of arbitration that would not be incurred in a court proceeding shall be borne by Company.  The Parties shall each bear their own costs and attorneys’ fees in any arbitration proceeding, provided however, that the arbitrator shall have the authority to require either party to pay the costs and attorneys’ fees of the other party during the arbitration, as is permitted under federal or state law, as a part of any remedy that may be ordered.

g.         Superseding Provision:  This agreement to arbitrate shall supersede any other arbitration provisions or agreements signed by the Parties in connection with Executive’s employment with American Apparel or otherwise, including without limitation, the Stock Grant, Arbitration, Confidentiality, and Claims Agreement, dated November 26, 2010, between Parent and Executive.

9.         MISCELLANEOUS

No employee or other representative of Company can modify this Agreement in any manner nor enter into any other Agreement that is contrary to this Agreement unless it is in writing and signed by Company’s Chief Executive Officer and/or its General Counsel.  If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction or an arbitrator to be invalid, void, or unenforceable, the remaining terms and provisions of this Agreement will remain in full force and effect and shall in no way be affected, impaired, or invalidated.

10.       RETURN OF PROPERTY.

Executive hereby represents and warrants that, as of the Separation Date, he has returned to Company or destroyed, and has not retained in any form (whether electronic, hardcopy or otherwise), all files, data, records, documents, property, materials, credit cards, keys, automobiles and equipment of or related to or provided by or on behalf of American Apparel and all other files, documents, property or materials that Executive received in his capacity as a director or officer of American Apparel, in each case including all e-mails, electronic documents, copies, extracts or other reproductions (whatever the form or storage medium).  Executive acknowledges and agrees that a breach of this paragraph shall constitute a material breach of this Agreement which shall cause Company irreparable harm.  Executive further acknowledges and agrees that in the event of a breach of this paragraph, Company shall have the right to immediately seek legal and equitable remedies thereto, in addition to all other remedies Company may seek a temporary and permanent restraining order for the enforcement of this paragraph.

Mr. A. KOWALEWSKI
Separation Agreement & Full Mutual Release of All Claims
October 7, 2011

11.       FEES

Company  will pay Executive’s legal fees and tax advisory fees incurred in connection with executing this Agreement, not to exceed $5,000 in the aggregate.

12.       SURVIVAL CLAUSE AND REMEDIES

All terms and conditions of this Agreement shall survive the Separation Date.  If Executive fails to comply with or otherwise breaches any of the promises, representations, or releases in this Agreement, American Apparel may immediately stop any benefits otherwise owing under this Agreement, may immediately recoup any benefits previously provided to Executive and may seek additional relief or remedy as provided under applicable law, including injunctive relief.  Further, if Executive pursues any claim or cause of action against Company waived pursuant to this Agreement, Company may immediately recoup any payments previously made to Executive under the terms of this Agreement.

13.       WAIVER AND ACKNOWLEDGMENT BY EXECUTIVE

I HAVE READ AND UNDERSTAND THIS AGREEMENT AND BY SIGNING BELOW, HEREBY AGREE TO THE TERMS AND CONDITIONS CONTAINED IN THIS AGREEMENT.  I CERTIFY BY MY SIGNATURE THAT I COMPLETELY UNDERSTAND AND AGREE TO THE FOREGOING TERMS AND CONDITIONS IN THEIR ENTIRETY AS SET FORTH HERETO.

I FURTHER CERTIFY BY MY SIGNATURE BELOW THAT I HAVE BEEN AFFORDED A REASONABLE TIME TO READ AND UNDERSTAND EVERYTHING CONTAINED IN THIS AGREEMENT AND THAT I UNEQUIVOCALLY AGREE TO ALL OF THE TERMS AND CONDITIONS IN THIS AGREEMENT AS SET FORTH HERETO AFTER BEING GIVEN A REASONABLE TIME TO READ AND UNDERSTAND THIS AGREEMENT.

I HEREBY CERTIFY BY MY SIGNATURE THAT I WAS GIVEN A FULL AND FAIR OPPORTUNITY AND A REASONABLE TIME TO CONSULT MY OWN ATTORNEY WITH RESPECT TO THIS AGREEMENT BEFORE SIGNING IT.

I HEREBY ACKNOWLEDGE THAT I AM SIGNING THIS AGREEMENT KNOWINGLY AND VOLUNTARILY AND HAVE NOT BEEN PRESSURED OR COERCED IN ANY WAY INTO SIGNING IT.

I FURTHER ACKNOWLEDGE THAT:

Mr. A. KOWALEWSKI
Separation Agreement & Full Mutual Release of All Claims
October 7, 2011

(A)        I HAVE BEEN ADVISED TO CONSULT AN ATTORNEY BEFORE SIGNING THIS AGREEMENT, AND HAD THE OPPORTUNITY TO CONSULT WITH AN ATTORNEY OF MY CHOOSING;

(B)        I HAVE RELIED SOLELY ON MY OWN JUDGMENT AND/OR THAT OF MY ATTORNEY REGARDING THE CONSIDERATION FOR, AND THE TERMS OF THIS AGREEMENT;

(C)        THE CONSIDERATION I WILL RECEIVE FOR SIGNING THIS AGREEMENT IS IN ADDITION TO ANYTHING TO WHICH I AM OTHERWISE ENTITLED;

(D)        I HAVE READ THIS AGREEMENT AND I UNDERSTAND THIS AGREEMENT AND FURTHER UNDERSTAND THAT IT INCLUDES A GENERAL RELEASE OF ANY AND ALL KNOWN AND UNKNOWN CLAIMS WHICH I MAY HAVE AGAINST THE COMPANY AND ITS AGENTS THROUGH THE EFFECTIVE DATE OF THE AGREEMENT, INCLUDING, BUT NOT LIMITED TO, CLAIMS FOR AGE DISCRIMINATION UNDER THE ADEA;

(E)        NO STATEMENTS OR CONDUCT BY THE COMPANY OR ANY OTHER PARTY HAVE IN ANY WAY COERCED OR UNDULY INFLUENCED ME TO EXECUTE THIS AGREEMENT; AND

(F)        I UNDERSTAND THAT THIS AGREEMENT IS LEGALLY BINDING AND BY SIGNING IT GIVE UP CERTAIN RIGHTS, INCLUDING MY RIGHT TO PURSUE THE CLAIMS RELEASED IN THIS AGREEMENT.

[Signature Page Follows]

Mr. A. KOWALEWSKI
Separation Agreement & Full Mutual Release of All Claims
October 7, 2011

AGREED AND ACCEPTED

/s/Adrian Kowalewski               Date:  10/7/2011
ADRIAN KOWALEWSKI

ADDRESS

CITY, STATE, ZIP

PERSONAL, NON-COMPANY TELEPHONE NUMBER

AMERICAN APPAREL, INC.,
AMERICAN APPAREL (USA), LLC,
AMERICAN APPAREL RETAIL, INC.
and their subsidiaries and affiliates.

By:	/s/ Glenn A. Weinman	Date: 10/7/11
GLENN A. WEINMAN
SENIOR V.P., GENERAL COUNSEL & SECRETARY